EXHIBIT 10.5


                                AMENDED AGREEMENT


     This Amended Agreement (the "Amended Agreement") is entered into as of this _____ day of June 2004, by and among Techsphere Systems International, LLC, ("TSI") a Georgia limited liability company with offices at 750 Hammond Drive, Building 10, Suite 100, Atlanta, Georgia 30328, and Cyber Aerospace Corp., ("Cyber") with offices at 7711 Military Trail North, Palm Beach Garden, Florida 33410 a corporation organized under the laws of the State of Florida and an operating subsidiary of On Alert Systems, Inc. a Nevada Corporation. The parties may be referred to individually as a Party and collectively as the Parties.

                              W I T N E S S E T H:

WHEREAS, TSI and Cyber entered an Agreement dated March 10, 2004 for Cyber to purchase a prototype airship from TSI and to exclusively market Airships manufactured by TSI to Government Units and non-exclusively to commercial enterprises as agreed to by the Parties; and

Whereas, subsequently effective May 1, 2004 the Parties entered a Sales and Marketing Agreement ("Marketing Agreement") setting forth in more detail the marketing and sales arrangements described in the Agreement and which is used herein to define the capitalized words; and

Whereas, due to the changing economic situation and the need to finish payment to 21st Century Airships, Inc. for the 62.5 ft diameter spherical airship prior to the test flight demonstration in Maryland; and

WHEREAS, the Parties have agreed to amend and revise the terms of the original Agreement as set forth herein in order to better fulfill the intent of the original Agreement.

                                 CONSIDERATION:

     Now therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the above described Agreement dated March 10, 2004 as follows:

                                        I

     1. Article I is amended by deleting sections 1.1 and 1.2 B in their entirety.

                                       II

     1. Article II has been superceded by the Marketing Agreement effective May 1, 2004 between the parties.

                                       III

     1. Article III is amended as follows:

          A. Subsection 3.1 is amended by deleting Subsection A, which shall be replaced with the following:

          In order to resolve all issues between the Parties involving the sale of the 62.5 ft diameter spherical airship FAA # N8041X to Cyber, the Parties agree to the following:

               1. In the event the June 21, 2004 test flight is Successful (as defined in accordance with the agreement between TSI and SNC dated June 1, 2004):

          a. TSI shall make Cyber the designated seller of the existing prototype 62.5 ft diameter spherical airship FAA # N8041X to Sierra Nevada Corporation in recognition of the assignment to Cyber of TSI's right to purchase the airship in Section 1.1 of the March 10 Agreement. SNC shall pay all sums to TSI for the
               62.5 ft diameter spherical airship FAA # N8041X and TSI shall pay the outstanding sums due to 21st Century Airships, Inc. TSI shall allow Cyber to publicize that Cyber is the seller of the airship to SNC.

          b. TSI shall allow Cyber to submit a Purchase Order by June 30, 2004 for TSI to build a low altitude Airship Seventy-six (76) feet in diameter for the sum of Two Million Seven Hundred Thousand Dollars ($2,700,000.00); provided that the final Purchase Price shall be contingent upon the exact specifications agreed to by the Parties. In return for Cyber allowing the sale of the 62.5 ft diameter spherical airship FAA # N8041X to Sierra Nevada Corporation (SNC), TSI agrees that, notwithstanding the terms of the Marketing Agreement, Cyber shall be allowed to use the low altitude Airship Seventy-six (76) feet in diameter for marketing of Airships, testing of sensing and telecommunications equipment to be installed in Airships and/or be sold to one of Cyber's Customers pursuant to the terms of the existing Marketing Agreement. The Purchase Order shall be submitted to TSI on or before July 15, 2004 with the required Down Payment of $675,000 and the remaining payments to be made according to the terms of the Marketing Agreement. TSI will allow Cyber to pay the balance ($375,000) of the difference between the $2,700,000.00 and $2,200,000.00, upon the sale of the 76' Airship or from the first commission it earns under its Marketing and Sales Agreement, whichever is first. Upon TSI's acceptance of the Purchase Order it will notify Cyber of the anticipated date of Delivery. TSI shall commence manufacture of the 76' airship by ordering the fabric upon receipt of the Down Payment.


          c. The $300,000 Down Payment previously paid by Cyber is transferred toward the Down Payment for purchase of the 76' airship. The $375,000 balance of the Down Payment shall be due on July 15, 2004.

          d. TSI will be responsible for the warranty, if any, on the 62.5' airship sold to SNC.

     2. In the event the flight on June 21, 2004 is not Successful:

          a. Cyber shall purchase an undivided 75% interest of the 62.5' airship encumbered with an undivided 25% ownership by SNC with Integration Rights.

          b. The purchase price for the 75% interest is $1,650,000, of which $300,000 has already been paid by Cyber, leaving a balance of $1,350,000 payable by July 15, 2004.

          c.   Cyber does not purchase a 76' airship from TSI.

          B. Whether or not the test flight is Successful, TSI will be responsible for paying all commissions, if any, due to SRC under its agreement with SRC dated January 3, 2003.

          C. The remaining Three Hundred Thousand Dollars ($300,000.00) due for the exclusive world-wide marketing rights to Government Unit End User and non-exclusive world-wide marketing rights to Telecommunications End Users described in Subsection B. shall be payable to TSI on or before July 15, 2004.

          D. The remainder of Article III is deleted.

                                       IV

     1. Article IV is deleted.

                                        V

     1.  Articles V through VIII will remain as worded,  except that  subsection
8.11 shall be deleted to be replaced with the following:

          8.11 This Agreement shall terminate upon written notice by the non-defaulting Party declaring a breach and/or termination upon the following:

               A.  Cyber's  failure  to  timely  make the  payments  due for the
          Airship  and  the   world-wide   marketing   rights  as  described  in
          Subsections 3 A and B.

               B. If either Party files a petition under any chapter of the Bankruptcy Act, 11 U.S.C. ss.ss. 101 et seq., an involuntary petition under that Act is filed against either Party, a Party commences an action in any country under laws providing for the relief of winding up of insolvent or liquidating persons or entities, or files for the appointment of a receiver or becomes insolvent, and such matters are not discharged or relieved within sixty (60) days.

               C. For any other material breach of this Amended Agreement, after the non-breaching party provides 30 days notice to the breaching party, and the breaching party has failed to cure the breach within such 30-day period.

Except as set forth herein, the Agreement shall remain as worded.

IN WITNESS WHEREOF, the Parties hereto have caused this Amended Agreement to be executed on the date set forth above by their duly authorized representatives identified below.

Cyber Aerospace Corp.:                            TECHSPHERE SYSTEMS
                                                  INTERNATIONAL, LLC:

By: /s/William C. Robinson                        By: /s/Mike Lawson
--------------------------                        --------------------------
      William C. Robinson                         Mike Lawson
      Chief Executive Officer                     President

Attest:
                                                  Attest:

--------------------------                        ---------------------------
Secretary                                         [SEAL]
                                                  Secretary    [SEAL]